Surna Inc. Appoints Tim Keating Chairman of its Board of Directors

Keating brings more than 31 years of Wall Street and capital markets experience

BOULDER, Colo. – March 14, 2017 – Surna Inc. (OTCQB: SRNA), appointed Wall Street veteran Timothy J. Keating, 53, as the Chairman of its Board of Directors.

“Tim is a highly regarded capital markets thought leader,” said Surna CEO Trent Doucet. “As both a principal investor in private companies transitioning to public status, as well as a former CEO of a Nasdaq-listed company, Tim will bring a tremendous depth and breadth of experience to Surna and our Board as we execute our growth plan.”

“I look forward to working with Trent and the entire Surna team to help the company achieve its full potential in the years to come—both at the operating level and as a public company,” said Keating.

Timothy J. Keating

Keating brings more than 31 years of Wall Street experience, including 17 years as the principal owner of Keating Investments, LLC, to the Surna team. Keating Investments managed three investment funds, including two private funds and a publicly traded closed-end fund focused on pre-IPO investing, and Keating also served on the Equity Capital Formation Task Force, whose members consisted of leaders from America’s startup and small-capitalization company ecosystems. He is currently the President of Keating Wealth Management, LLC, a Denver-area investment firm serving high net worth investors and their families, with a particular focus on private business owners.

Keating is the chairman of the Denver chapter of Harvard Alumni Entrepreneurs and has been widely quoted as an investment expert in national media outlets, including The Wall Street Journal, Forbes, Barron’s, Investor’s Business Daily, The New York Times, USA Today, SmartMoney and the Venture Capital Journal. Keating is also the author of numerous white papers and publishes “The Behavioral Investor,” a monthly blog.

Keating is a cum laude graduate of Harvard College with an A.B. in Economics.

For more information about Surna, please visit www.surna.com.

About Surna

Headquartered in Boulder, Colorado, Surna Inc. (OTCQB: SRNA) develops and markets novel energy and resource-efficient solutions, including the company’s signature water-cooled climate control platform, which meet the highly specific demands of the cannabis industry for temperature, humidity, light and process control. Surna’s solutions aim to improve the efficiency, reliability, and overall yield of controlled environment agriculture. Though many of its clients do, Surna neither produces nor sells cannabis. For more information, please visit (www.surna.com).

Forward Looking Statements

This press release contains forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including the uncertainties as to the timing of the transactions described above, uncertainties as to how many holders will agree to the terms of a transaction and the possibility that various closing conditions for the transactions may not be satisfied or waived. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, government regulation and taxation, and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Surna’s financial results is included in Surna’s filings with the SEC, including its most recent Annual Report on Form 10-K and subsequent filings. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Statement About Cannabis Markets

The use, possession, cultivation, and distribution of cannabis is prohibited by federal law. This includes medical and recreational cannabis. Although certain states have legalized medical and recreational cannabis, companies and individuals involved in the sector are still at risk of being prosecuted by federal authorities. Further, the landscape in the cannabis industry changes rapidly. What was the law last week is not the law today and what is the law today may not be the law next week. This means that at any time the city, county, or state where cannabis is permitted can change the current laws and/or the federal government can supersede those laws and take prosecutorial action. Given the uncertain legal nature of the cannabis industry, it is imperative that investors understand that the cannabis industry is a high-risk investment. A change in the current laws or enforcement policy can negatively affect the status and operation of our business, require additional fees, stricter operational guidelines and unanticipated shut-downs.

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